UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 31, 2008

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code     609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 31, 2008, the Compensation and Organization Committee of the Board of Directors of Covance Inc. approved a performance share grant to James Lovett of 2,900 shares relating to Mr. Lovett’s assumption of additional responsibilities for managing the Company’s nutritional chemistry services. These shares will vest on February 28, 2011 subject to Mr. Lovett’s continued employment with the Company and the meeting of post bonus operating margin targets by the Company’s nutritional chemistry services.  These targets will be set by the Compensation and Organization Committee at the beginning of each performance year and the results will be certified by the Compensation and Organization Committee after the completion of each such year.  The form of Agreement is filed as an Exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

10.1                           Form of Restricted Share Agreement between Covance Inc. and James Lovett dated March 31, 2008.

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Share Agreement between Covance Inc. and James Lovett dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: April 2, 2008	/s/ William E. Klitgaard
	Name:	William E. Klitgaard
	Title:	Corporate Senior Vice President and
Chief Financial Officer